[SBL LOGO]
Security Benefit Life Insurance Company
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A Member of The Security                               700 SW Harrison St.
Benefit Group of Companies                             Topeka, Kansas 66636-0001

                              VARIFLEX APPLICATION
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1.  OWNER (APPLICANT)
    Name _______________________________________________________________________
    Address ____________________________________________________________________
    ____________________________________________________________________________
    Sex M |_|  F |_|  Date of Birth_____________________________________________
    Tax I.D. or SSN ____________________________________________________________
    Annuity Commencement Date __________________________________________________
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2.  JOINT OWNER
    Name _______________________________________________________________________
    Address ____________________________________________________________________
    ____________________________________________________________________________
    Sex M |_|  F |_|  Date of Birth_____________________________________________
    Tax I.D. or SSN ____________________________________________________________
    Relationship to Owner ______________________________________________________
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3.  INITIAL PURCHASE PAYMENT
    (FOR SINGLE PREMIUM CONTRACTS ONLY)
    $___________________________________________________________________________
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4.  ALLOCATION OF PURCHASE PAYMENTS
    Small Cap Growth+       _____%         Large Cap Growth+              _____%
    Small Cap Value+        _____%         Equity                         _____%
    Technology+             _____%         Main Street Growth & Income+   _____%
    International+          _____%         Large Cap Value                _____%
    Global                  _____%         Global Total Return            _____%
    Mid Cap Growth          _____%         Equity Income                  _____%
    Mid Cap Value+          _____%         Managed Asset Allocation       _____%
    Social Awareness        _____%         Global Strategic Income        _____%
    Select 25+              _____%         High Yield+                    _____%
    Capital Growth+         _____%         Diversified Income             _____%
    Enhanced Index+         _____%         Money Market                   _____%
                                           General Account                _____%
                                                                            100%

  +NOT AVAILABLE WITH ALL VARIFLEX CONTRACTS. PLEASE REFER TO YOUR PROSPECTUS.
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5.  ANNUITANT (IF DIFFERENT FROM OWNER)
    Name _______________________________________________________________________
    Address ____________________________________________________________________
    ____________________________________________________________________________
    Sex M |_|  F |_| Date of Birth _____________________________________________
    Tax I.D. or SSN ____________________________________________________________
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6.  PRIMARY BENEFICIARY
    Name _______________________________________________________________________
    Address ____________________________________________________________________
    ____________________________________________________________________________
    Relationship to Owner ______________________________________________________
    Date of Birth ______________________________________________________________
    Tax I.D. or SSN ____________________________________________________________
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7.  CONTINGENT BENEFICIARY
    Name________________________________________________________________________
    Address_____________________________________________________________________
    ____________________________________________________________________________
    Relationship to Owner_______________________________________________________
    Date of Birth_______________________________________________________________
    Tax I.D. or SSN_____________________________________________________________
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8.  TYPE OF ANNUITY CONTRACT
    (check one for each of A., B. and C. below)

    A.  |_| Individual or          |_| Group
    B.  |_| Nonqualified           |_| 401(a) (Qual. Pension/Profit Sharing)
        |_| 403(b) (TSA)           |_| 401(k) (Qual. Savings Plan)
        |_| 408 (IRA)*             *Contribution Year __________________________
        |_| 408A (Roth IRA)*
        |_| 408(k) - (SEP)         Type of Plan: _______________________________
        |_| 408 (Simple)           _____________________________________________
        |_| 457 (Def. Comp.)
    C.  |_| Flexible Premium Deferred
        |_| Single Premium Deferred
        |_| Single Premium Immediate
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9.  PLEASE COMPLETE THIS SECTION ONLY IF YOU ARE APPLYING FOR A GROUP CONTRACT

    A.  Control of the Contract will be vested in:
        |_|   Owner        |_|  Participant      |_|  Other ____________________

    B.  Will purchase payments be allocated to participant certificates?
        |_| Yes    |_| No
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10. EMPLOYER INFORMATION:

    Employer Name_______________________________________________________________
    Type of Organization (e.g. public school system)
    ____________________________________________________________________________
    Employer Address____________________________________________________________
    Billing Statements Address__________________________________________________
    ____________________________________________________________________________
    Amount of Purchase Payments to be made:  $__________________________________
    Frequency:  ____________________ times per year
    Beginning Date______________________________________________________________
    Will Employer make contributions?  |_| Yes      |_| No
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11. Will this annuity replace or change any other insurance or annuity?
    |_|  Yes     |_| No

    If yes, state company(ies), contract number(s) and amount(s)________________ Type of contract____________________________________________________________

    If 1035 exchange or other transfer of assets, attach: (1) exchange form(s) or letter(s); and (2) replacement form(s), if applicable.
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12. Special Instructions________________________________________________________
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13. TELEPHONE TRANSFER PRIVILEGE

    SBL will make transfers among accounts, change the allocation of future purchase payments, change the Dollar Cost Averaging option, and/or change the Asset Reallocation option based on telephone instructions.

    If you DO NOT wish to use the telephone privileges, you must check the box |_|

V7567 (1-98)                                                         15-75673-00

14. |_| AUTOMATIC DOLLAR COST AVERAGING
    Please establish an automatic transfer from
    ________________________________   to  (1) _________________________________
      (Series or General Account)                 (Series or General Account)

    (Please indicate the dollar or
    percent of split if going to two       (2) _________________________________
    or more accounts)                             (Series or General Account)

                                           (3) _________________________________
                                                  (Series or General Account)

    Please effect the transfer under the following option:

    Check only one:

    A.  |_| $________________ per transfer over _______________ months/years.

    B. |_| Fixed Period of ____________ months/years. (At the end of the Fixed Period, all Contract Value will have been transferred from the Series/General Account as indicated.)

    C. |_| Only Interest/Earnings over ___________ months/years. (Earnings will accrue for one time period (a month or quarter) from the effective date before the first transfer occurs.)

    Please make transfers:  |_| Monthly     |_| Quarterly

    I understand that automatic transfers from the General Account are limited as described in the current prospectus.
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15. |_| ASSET REALLOCATION REQUEST: I elect Automatic Asset Reallocation (AAR) among the Accounts outlined above. The General Account may not be used if the reallocation would violate the Transfer provisions of the General Account as stated in the Contract. Initial purchase payment will be allocated based on instructions in Section 4 starting on:

    Effective Date: _____________________ and continuing every
    |_| 3 months |_| 6 months |_| 12 months thereafter
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16. |_|  SECUR-O-MATIC BANK DRAFT (ATTACH VOID CHECK)

    Establish a |_| Monthly |_| Quarterly draft from my bank account on the:
                                |_| 7th   |_| 14th   |_| 21st   |_| 28th

    Amount of Draft:  $_________________________________________________________
    Name of Bank:  ______________________   Bank Phone Number:  ________________
    Bank Address:  _____________________________________________________________
                   Street             City            State            Zip Code
    Bank Account Number:_______________   Transit Routing Number:_______________

    I authorize SBL to make withdrawals from my checking account which I maintain at the above listed bank. This authorization is limited to the payment to SBL of the amount indicated on this application. I authorize my bank to pay and charge to my bank account any withdrawals made by and payable to SBL for this purpose. This authority is to remain in effect until revoked by me in writing, and until SBL and the bank actually receive such notice, I agree neither SBL nor the bank shall have any liability to me in making any such withdrawals.
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I have been given a current prospectus that describes the contract for which I am applying and a current prospectus for the fund which underlies each Series above. If my annuity contract qualifies under Section 403(b), I declare that I know: (1) the limits on redemption imposed by Section 403(b)(11) of the Internal Revenue Code; and (2) the investment choices available under my employer's
Section 403(b) plan to which I may elect to transfer my account balance. I KNOW THAT ANNUITY PAYMENTS AND WITHDRAWAL VALUES, IF ANY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT OF SBL ARE VARIABLE AND DOLLAR AMOUNTS ARE NOT GUARANTEED. The amount paid and the application must be acceptable to SBL under its rules and practices. If they are, the contract applied for will be in effect on its Contract Date. If they are not, SBL will be liable only for the return of the amount paid.

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                    TAX IDENFICIATION NUMBER CERTIFICATION**

UNDER PENALTIES OF PERJURY I CERTIFY THAT:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
    (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.
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               Dated at ________________________________________

               this _______ day of _______________________ 20___

               _________________________________________________
                                 Owner Signature

               _________________________________________________
                              Joint Owner/Signature

REPRESENTATIVE'S STATEMENT - To the best of my knowledge, this application is not involved in replacement of life insurance or annuities, as defined in applicable Insurance Department Regulations, except as stated in question 11 above. I have complied with the requirements for disclosure and/or replacement.

               __________________________________________________
                  Representative/Witness Signature and Number

               __________________________________________________
               Print Representative's Full Name and Phone Number

               __________________________________________________
                         Broker/Dealer Name and Number

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**CERTIFICATION INSTRUCTIONS - You must cross out item (2) above if you have been notified by IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct Tax Identification Number.
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|_| CHECK THIS BOX IF YOU WOULD LIKE A STATEMENT OF ADDITIONAL INFORMATION.